Certification of CFO Pursuant to
                     18 U.S.C. Section 1350,
                     As Adopted Pursuant to
         Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Berry Petroleum Company (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on March 11, 2003 (the "Report"), Ralph J. Goehring, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)  The Report fully complies with the requirements of section
     13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ralph J. Goehring
Ralph J. Goehring
Senior Vice President and Chief Financial Officer
March 11, 2003

This certification accompanies this Report pursuant to Section
906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities
Exchange Act of 1934, as amended.



                        Exhibit 99.5